UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Altair International Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	99-0385465
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

322 North Shore Drive Building 1B, Suite 200 Pittsburgh, PA	15212
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following.  ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement number to which the form relates:   N/A

Securities to be registered pursuant to Section 12(g) of the Act:

  Common Stock, par value $.001 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

Altair International Corp. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.001 per share, to be registered hereunder contained under the heading “Description of Securities” in the Registrant’s Form S-1 as filed with the Securities and Exchange Commission (the “Commission”) on July 29, 2013. The Registrant has been timely filing its periodic reports since the S-1 was declared effective October 24, 2013.

Item 2. Exhibits.

1.	Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (No. 333-190235) filed July 29, 2013).

2.	Bylaws (incorporated by reference to (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (No. 333-190235) filed July 29, 2013).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Altair International Corp.

Date: July 19, 2021	By:	/s/ Leonard Lovallo
President and CEO